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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    EXHIBITS
                                       TO
                                    FORM 8-K



                         CARMAX AUTO OWNER TRUST 2002-1
                         ------------------------------

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                                INDEX TO EXHIBITS

Exhibit
Number                              Exhibit
-------                             -------

 99.1 Series 2002-1 Statement to Noteholders and Certificateholders for the month of October 2002.




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

                         MONTHLY SERVICER'S CERTIFICATE
                          CARMAX AUTO SUPERSTORES, INC.

-------------------------------------------------------------------------------------------------------------

                             CARMAX AUTO OWNER TRUST
                                  SERIES 2002-1

-------------------------------------------------------------------------------------------------------------

   Collection Period                                                                        10/01/02-10/31/02

   Determination Date                                                                              11/12/2002

   Distribution Date                                                                               11/15/2002



   Pool Balance

      1.  Pool Balance on the close of the last day
          of the preceding Collection Period                                     $             454,225,146.35

      2.  Collections allocable to Principal                                     $              14,801,349.16

      3.  Purchase Amount allocable to Principal                                 $                       0.00

      4.  Defaulted Receivables                                                  $                 322,558.27

                                                                                     -------------------------
      5.  Pool Balance on the close of the last day
          of the Collection Period                                               $             439,101,238.92
          (Ln1 - Ln2 - Ln3 - Ln4)

      6.  Initial Pool Balance                                                   $             512,613,701.98

                                                             Beginning                         End
      7.  Portfolio Balances                                 of Period                      of Period
                                                            --------------------------------------------------
          a. Class A-1 Note Balance                        $   51,611,444.37     $              36,487,536.94
          b. Class A-2 Note Balance                        $  126,000,000.00     $             126,000,000.00
          c. Class A-3 Note Balance                        $  159,000,000.00     $             159,000,000.00
          d. Class A-4 Note Balance                        $  107,361,000.00     $             107,361,000.00
          e. Certificate Balance                           $   10,252,000.00     $              10,252,000.00
                                                            ----------------        -------------------------
          f. Total Portfolio Balance (sum a - e)           $  454,224,444.37     $             439,100,536.94

      8.  Pool Factors

          a. Class A-1 Note Pool Factor                            0.4691949                        0.3317049
          b. Class A-2 Note Pool Factor                            1.0000000                        1.0000000
          c. Class A-3 Note Pool Factor                            1.0000000                        1.0000000
          d. Class A-4 Note Pool Factor                            1.0000000                        1.0000000
          e. Certificate Pool Factor                               1.0000000                        1.0000000
                                                            -----------------        -------------------------
          f. Aggregate Pool Factor                                 0.8860950                        0.8565915

      9.  Weighted Average Coupon                                                %                     10.18%

     10.  Weighted Average Original Term                                       months                   60.07

     11.  Weighted Average Remaining Term                                      months                   51.00

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

   Collections
     12.  Finance Charge:

          a. Collections allocable to Finance Charge                              $    4,013,599.48
          b. Liquidation Proceeds allocable to Finance Charge                     $            0.00
          c. Purchase Amount allocable to Finance Charge                          $            0.00
                                                                                    ----------------
          d. Available Finance Charge Collections (sum a - c)                     $    4,013,599.48

     13.  Principal:
          a. Collections allocable to Principal                                   $   14,801,349.16
          b. Liquidation Proceeds allocable to Principal                          $        9,218.15
          c. Purchase Amount allocable to Principal                               $            0.00
                                                                                    ----------------
          d. Available Principal Collections (sum a - c)                          $   14,810,567.31

     14.  Total Finance Charge and Principal Collections (12d + 13d)              $   18,824,166.79

     15.  Interest Income from Collection Account                                 $       17,372.83
                                                                                    ----------------
     16.  Available Collections (Ln14 + Ln15)                                     $   18,841,539.62

   Required Payment Amount

     17.  Total Servicing Fee

          a. Monthly Servicing Fee                                                $      378,520.96
          b. Amount Unpaid from Prior Months                                      $            0.00
          c. Amount Paid                                                          $      378,520.96
                                                                                    ----------------
          d. Shortfall Amount (a + b - c)                                         $            0.00

     18.  Noteholder Interest Amounts

          a. Class A-1 Monthly Interest                                           $       83,997.63
          b. Class A-1 Monthly Interest Carryover Shortfall                       $            0.00
          c. Interest Due on Class A-1 Monthly Interest Carryover Shortfall       $            0.00
                                                                                    ----------------
          d. Total Class A-1 Note Interest (sum a - c)                            $       83,997.63

          e. Class A-2 Monthly Interest                                           $      277,200.00
          f. Class A-2 Monthly Interest Carryover Shortfall                       $            0.00
          g. Interest Due on Class A-2 Monthly Interest Carryover Shortfall       $            0.00
                                                                                    ----------------
          h. Total Class A-2 Note Interest (sum e-g)                              $      277,200.00

          i. Class A-3 Monthly Interest                                           $      475,675.00
          j. Class A-3 Monthly Interest Carryover Shortfall                       $            0.00
          k. Interest Due on Class A-3 Monthly Interest Carryover Shortfall       $            0.00
                                                                                    ----------------
          l. Total Class A-3 Note Interest (sum i-k)                              $      475,675.00

          m. Class A-4 Monthly Interest                                           $      378,447.53
          n. Class A-4 Monthly Interest Carryover Shortfall                       $            0.00
          o. Interest Due on Class A-4 Monthly Interest Carryover Shortfall       $            0.00
                                                                                    ----------------
          p. Total Class A-4 Note Interest (sum m-o)                              $      378,447.53

          q. Total Monthly Note Interest                                          $    1,215,320.16
          r. Total Monthly Note Interest Carryover Shortfall                      $            0.00
          s. Total Interest Due on Monthly Note Interest Carryover Shortfall      $            0.00
                                                                                    ----------------
          t. Total Note Interest (sum q - s)                                      $    1,215,320.16

     19.  Noteholder Principal Amounts

          a. Class A-1 Monthly Note Principal                                     $   15,123,907.43
          b. Class A-2 Monthly Note Principal                                     $            0.00
          c. Class A-3 Monthly Note Principal                                     $            0.00
          d. Class A-4 Monthly Note Principal                                     $            0.00
                                                                                    -----------------
          e. Total Monthly Note Principal                                         $   15,123,907.43

     20.  Certificateholder Interest Amounts

          a. Monthly Certificate Interest                                         $       38,274.13
          b. Monthly Certificate Interest Carryover Shortfall                     $            0.00
          c. Interest Due on Monthly Certificate Interest Carryover Shortfall     $            0.00
                                                                                    ----------------
          d. Total (sum a - c)                                                    $       38,274.13

          e. Total Certificate Interest                                           $       38,274.13

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


     21.  Monthly Certificate Principal                                             $           0.00

     22.  Required Payment Amount                                                   $  16,756,022.68

   Insurance Payment Amount

     23.  Insurance Premium(s) Due
          a. Current Amount Due                                                     $      58,670.75
          b. Overdue Premiums                                                       $           0.00
          c. Amount Paid                                                            $      58,670.75
                                                                                      ----------------
          d. Shortfall Amount (a + b - c)                                           $           0.00

     24.  Unreimbursed Insurance Payments
          a. Current Amount Due                                                     $           0.00
          b. Interest                                                               $           0.00
          c. Amount Paid                                                            $           0.00
                                                                                      ---------------
          d. Shortfall Amount (a + b - c)                                           $           0.00

     25.  Insurance Payment Amount                                                  $      58,670.75

   Available Funds

     26.  Available Collections                                                     $  18,841,539.62

     27.  Reserve Account Draw Amount                                               $           0.00

     28.  Policy Claim Amount                                                       $           0.00
                                                                                      ---------------
     29.  Available Funds                                                           $  18,841,539.62

   Collection Account Activity

     30.  Deposits

          a. Total Daily Deposits of Finance Charge Collections                     $   4,013,599.48
          b. Total Daily Deposits of Principal Collections                          $  14,810,567.31
          c. Withdrawal from Reserve Account                                        $           0.00
          d. Policy Claim Amount                                                    $           0.00
          e. Interest Income                                                        $      17,372.83
                                                                                      ---------------
          f. Total Deposits to Collection Account (sum a - e)                       $  18,841,539.62

     31.  Withdrawals

          a. Servicing Fee                                                          $     378,520.96
          b. Deposit to Note Payment Account for Monthly Note Interest/Principal    $  16,339,227.59
          c. Deposit to Certificate Payment Account for Monthly
             Certificate Interest/Principal                                         $      38,274.13
          d. Payments to Insurer for Insurance Premium                              $      58,670.75
          e. Reimbursement of Insurance Payments                                    $           0.00
          f. Deposit to Reserve Account                                             $           0.00
          g. Payment to Seller of any remaining funds                               $   2,026,846.20
                                                                                      ---------------
          h. Total Withdrawals from Collection Account(sum a - g)                   $  18,841,539.62

   Note Payment Account Activity

     32.  Deposits

          a. Class A-1 Interest Distribution                                        $      83,997.63
          b. Class A-2 Interest Distribution                                        $     277,200.00
          c. Class A-3 Interest Distribution                                        $     475,675.00
          d. Class A-4 Interest Distribution                                        $     378,447.53
          e. Class A-1 Principal Distribution                                       $  15,123,907.43
          f. Class A-2 Principal Distribution                                       $           0.00
          g. Class A-3 Principal Distribution                                       $           0.00
          h. Class A-4 Principal Distribution                                       $           0.00

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


          i. Total Deposits to Note Payment Account (sum a - h)                     $   16,339,227.59

     33.  Withdrawals

          a. Class A-1 Distribution                                                 $   15,207,905.06
          b. Class A-2 Distribution                                                 $      277,200.00
          c. Class A-3 Distribution                                                 $      475,675.00
          d. Class A-4 Distribution                                                 $      378,447.53
                                                                                      ----------------
          e. Total Withdrawals from Note Payment Account (sum a - d)                $   16,339,227.59

   Certificate Payment Account Activity

     34.  Deposits

          a. Certificate Interest Distribution                                      $       38,274.13
          b. Certificate Principal Distribution                                     $            0.00
                                                                                      ----------------
          c. Total Deposits to Certificate Payment Account (sum a - b)              $       38,274.13

     35.  Withdrawals

          a. Certificate Distribution                                               $       38,274.13
                                                                                      -----------------
          b. Total Withdrawals from Certificate Payment Account                     $       38,274.13

   Required Reserve Account Amount

        If no Required Reserve Account Increase Event has occurred, the Required Reserve Account
        Amount is equal to the lesser of: (Ln36 or Ln37)

     36.  Greater of: (a or b)
          a. Percentage applicable times Pool Balance as of the last day of the  Collection Period
             (percentage applicable       =         2.25%    )                      $    9,879,777.88
          b. $5,126,137.02                                                          $    5,126,137.02

     37.  Sum of Note Balance and Certificate Balance as of current
          Distribution Date (after giving effect to all principal payments
          on current Distribution Date)                                             $  439,100,536.94

        If a Required Reserve Account Increase Event has occurred, the Required
        Reserve Account Amount is equal to the Required Reserve Account Increase
        Amount:

     38.  Greater of: (a or b)
          a. Percentage applicable times Pool Balance as of the last day of the  Collection Period
             (percentage applicable       =         4.50%    )                      $   19,759,555.75
          b. $10,252,274.04                                                         $   10,252,274.04

     39.  Required Reserve Account Amount                                           $    9,879,777.88

   Reserve Account Reconciliation

     40.  Beginning Balance (as of Preceding Distribution Date)                     $   10,220,065.79

     41.  Investment Earnings                                                       $       11,453.60

     42.  Reserve Account Draw Amount                                               $            0.00

                                                                                      -----------------
     43.  Reserve Account Amount (Ln 40 + Ln41 - Ln42)                              $   10,231,519.39

     44.  Deposit from Excess Available Funds                                       $            0.00

     45.  Payment to Seller if Reserve Account Balance exceeds
          Required Reserve Amount                                                   $      351,741.52

                                                                                      ----------------
     46.  Ending Balance (Ln43 + Ln44 - Ln45)                                       $    9,879,777.88

     47.  Reserve Account Deficiency (Ln39 - Ln46)                                  $            0.00

   Instructions to the Trustee

     48.  Amount to be deposited from the Reserve Account into the
          Collection Account                                                        $            0.00

     49.  Amount to be paid to Servicer from the Collection Account                 $      378,520.96

     50.  Amount to be deposited from the Collection Account into the
          Note Payment Account                                                      $   16,339,227.59

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


     51.  Amount to be deposited from the Collection Account into the
          Certificate Payment Account                                                           $         38,274.13

     52.  Amount to be paid to Insurance Provider from the Collection Account                   $         58,670.75

     53.  Amount to be deposited from the Collection Account into the
          Reserve Account                                                                       $              0.00

     54.  Amount to be paid to Seller from the Reserve Account if Reserve
          Account Balance Exceeds Required Reserve Amount                                       $        351,741.52

     55.  Amount to be paid to Seller from the Collection Account for any
          remaining Available Funds                                                             $      2,026,846.20

     56.  Amount to be paid to Class A-1 Noteholders from the Note
          Payment Account                                                                       $     15,207,905.06

     57.  Amount to be paid to Class A-2 Noteholders from the Note
          Payment Account                                                                       $        277,200.00

     58.  Amount to be paid to Class A-3 Noteholders from the Note
          Payment Account                                                                       $        475,675.00

     59.  Amount to be paid to Class A-4 Noteholders from the Note
          Payment Account                                                                       $        378,447.53

     60.  Amount to be paid to Certificateholders from the Certificate
          Payment Account                                                                       $         38,274.13

   Net Loss and Delinquency Activity

     61.  Cumulative Net Losses                                                                 $        705,241.11

     62.  Cumulative Net Loss Percentage

          a. For the current Collection Period                                                           0.1376%
          b. Has a Required Reserve Account Increase Event occurred?                                        NO
          c. Has a Cumulative Net Loss Trigger Event occurred?                                              NO

     63.  Delinquency Analysis                                                Number of              Principal
                                                                                Loans                 Balance
                                                                             --------------------------------------

          a. 31 to 60 days past due                                              239            $      3,152,525.40
          b. 61 to 90 days past due                                               60            $        829,354.38
          c. 91 or more days past due                                             24            $        310,202.55
                                                                             --------------------------------------
          d. Total (sum a - c)                                                   323                   4,292,082.33


     64.  Delinquency Ratio including Repossessions

          a. For the current Collection Period                                                         0.9449%
          b. For the preceding Collection Period                                                       0.8757%
          c. For the second preceding Collection Period                                                0.6951%
          d. Average Delinquency Ratio (average a - c)                                                 0.8386%
          e. Has a Required Reserve Account Increase Event occurred
             (greater than 4.25%)?                                                                        NO
          f. Has a Trigger Event occurred (greater than 5.25%)                                            NO


     65.  Covenants of the Seller  (dollar amounts in thousands)                                     31-Aug-02
          a. 50% of Positive Net Income for CarMax since November 30, 2001                      $            39,674
                  Given: $350,000,000                                                           $           350,000
                  Total                                                                         $           389,674
             Tangible Net Worth                                                                 $           532,179
             Is Tangible Net Worth less than $350,000,000 plus 50% of
             CarMax's positive net income?                                                               NO

          b. Managed Assets                                                                     $         1,746,709
             Ratio of Tangible Net Worth to Managed Assets                                             30.47%
             Is the ratio of Tangible Net Worth to Managed Assets less than 18%?                         NO

          c. Adjusted EBITDA                                                                    $            57,663
             Total Interest and Rent Expense                                                    $            12,034
             Ratio of Adjusted EBITDA to Total Interest and Rent Expense                                4.79
             Is the ratio of Adjusted EBITDA to Total Interest and Rent
             Expense less than 1.5 for Q1 & Q2  or 1.1 for Q3 & Q4?                                     NO

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66.  Covenant of the seller                                            31-Oct-02
        Has CarMax had any change in control, merger or consolidation?    YES
        If yes, does CarMax have less than $75 million in cash or
        borrowing capacity? (1)                                            -

(1) Change in control occurred October 1, 2002. Test applicable 45 days after change in control, merger, or consolidation.


     IN WITNESS WHEREOF, the undersigned has duly executed this certificate on November 12, 2002.



                CARMAX AUTO SUPERSTORES, INC.
                ==========================================================
                As Servicer

                By:       /s/ Keith D. Browning
                       ----------------------------------------------------

                Name:                Keith D. Browning
                       ----------------------------------------------------

                Title: Executive Vice President and Chief Financial Officer
                       ----------------------------------------------------